JUNIOR CONVERTIBLE NOTE

$740,000.00                                                    Houston, Texas                                                     August 21, 2008

FOR VALUE RECEIVED, the undersigned, REMOTE KNOWLEDGE, INC., a Delaware corporation (“Borrower”), hereby promises to pay to the order of ____________ (“Lender”), at its designated office, in lawful money of the United States of America, the principal sum of _________________________, or such lesser amount as is advanced hereunder, together with interest thereon at the rate set forth below.

1. (a) All principal outstanding under this Note from and after the date of this Note shall bear interest prior to maturity at a rate equal to the lesser of (i) the Maximum Rate and (ii) twelve percent (12%) per annum.

      (b) If an Event of Default has occurred all principal outstanding under this Note shall bear interest at the lesser of (i) the Maximum Rate and (ii) eighteen percent (18%) per annum.

2. Interest on the indebtedness evidenced by this Note shall be computed on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) unless such calculation would result in a usurious rate in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be.

3. Principal of and interest on this Note shall be due and payable on the Maturity Date except as otherwise provided herein.

4. Lender agrees to fund this Note to Borrower in accordance with the express terms hereof in one or more advances.  Borrower may not reborrow any portion of this Note which is repaid hereunder.

5. This Note is issued pursuant to the terms of the Credit Agreement (as hereinafter defined) and is entitled to the benefits of the Credit Agreement.

6. (a)           At any time and from time to time, Lender may elect, upon not less than seventy-five (75) days notice to Borrower, at its sole discretion, by written notice to Borrower, to convert or exchange all or any part of the amounts outstanding under this Note and any accrued and unpaid interest thereon into Borrower common stock (“Conversion Interests”) as reflected below.  Each $0.04 of the outstanding balance of this Note (the “Conversion Price”) may be converted into or exchanged for one (1) share of Borrower common stock based on 62,500,000 outstanding shares of Borrower stock (the “Common Stock”) on a fully diluted basis.

The Conversion Price shall be subject to adjustment from time to time as hereinafter provided in order to prevent the dilution of Lender’s right to acquire shares of Borrower’s Common Stock hereunder.  Upon each adjustment of the Conversion Price, Lender shall thereafter be entitled to acquire, at the Conversion Price resulting from such adjustment, the number of shares of the Common Stock obtained by multiplying the Conversion Price in effect immediately prior to such adjustment by the number of shares of Common Stock purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Conversion Price resulting from such adjustment.

The Conversion Price shall be subject to adjustment from time to time as follows:

(i)
Stock Splits and Combinations. If Borrower effects a subdivision of the Common Stock, the Conversion Price in effect immediately before such subdivision shall be proportionately decreased.  If Borrower shall at any time or from time to time after the date hereof combine the Common Stock into a smaller number of shares, the Conversion Price in effect immediately before such combination shall be proportionately increased.

(ii)
Common Stock Dividends and Distributions. If Borrower makes a dividend or other distribution payable in additional shares of Common Stock, in each such event, the Conversion Price shall be decreased by multiplying the Conversion Price then in effect by a fraction, the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance and the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

(iii)
Capital Reorganizations. If there is a capital reorganization of Common Stock, provision shall be made so that Lender shall thereafter be entitled to receive upon the exercise hereof the number of shares of Common Stock deliverable upon exercise immediately prior to such event would have been entitled as a result of such capital reorganization.

(iv)
Other Adjustment.  In the event of any other event or circumstance which results in any increase in or other change to the issued and outstanding shares of the Common Stock of the Borrower from and after the date hereof, including without limitation, any public or private offering of securities by the Borrower and any issuance of securities in connection with any merger, acquisition, disposition or other similar transaction, such that Lender’s right to acquire such shares of Common Stock will be diluted as a percentage of Borrower’s outstanding shares of Common Stock following such event or circumstance, the Conversion Price shall be adjusted as necessary in order to prevent any such dilution.

Notwithstanding the foregoing, no adjustment in the Conversion Price shall be made in connection with or as a result of any dilutive issuance of common shares related to a compensatory issuance of common shares to the employees or directors of Borrower as approved by Borrower’s board of directors.

All election notices, once given by the Lender, shall be revocable until the date ten (10) days prior to the date the election is effected.  Borrower hereby agrees to take all action and to execute, deliver and file such documents or instruments, including, without limitation, amendments to its charter and constituent documents, as may be required in order to give effect to Lender’s conversion rights under this paragraph.

(b) To the extent of Borrower’s delivery to the Lender of the number of Conversion Interests into which this Note, whether in whole or in part, is convertible pursuant to the election made above (together with the cash payment in lieu of any fractional share of Conversion Interests as contemplated below), such delivery will be deemed to satisfy Borrower’s obligation to pay the principal amount of this Note and the accrued and unpaid interest.  At Borrower’s option, all the accrued and unpaid interest related to any such converted principal amount shall be payable in cash by Borrower in lieu of any Conversion Interests.

(c) No conversion shall result in the issuance of fractional shares of Conversion Interests.  If Lender would otherwise be entitled to a fractional share, then Borrower shall pay to the Lender an amount equal to the conversion value of such fractional share unless the Lender has elected to maintain its commitment under this Note.

(d) Upon any conversion of this Note into Conversion Interests, Borrower shall, at its expense, deliver to Lender as soon as practicable a certificate representing the number of Conversion Interests to which Lender is entitled as provided in paragraph (a) above at which time Lender shall surrender this Note to Borrower if all the outstanding principal hereof and accrued interest thereon is being converted or exchanged.  In the event Lender elects to convert or exchange less than all of the outstanding principal of and accrued interest on this Note, the unconverted portion of such principal and interest shall remain outstanding and Borrower shall promptly issue a replacement promissory note evidencing such outstanding amount in exchange for the Note.  Irrespective of the date of issuance and delivery of any certificates with respect thereto, shares or units of Conversion Interests purchased by conversion as provided herein shall be, and deemed to be, issued to Lender as the record owner of such shares as of the close of business on the date on which this Note shall have been surrendered as aforesaid.

(e) Borrower, upon conversion of this Note, covenants that all shares or units of Conversion Interests that may be issued upon conversion of this Note will, upon issuance thereof, be validly issued, fully paid and nonassessable and free from all preemptive rights, taxes, liens and charges in respect of the issue thereof.  Issuance of certificates for Conversion Interests upon the conversion provided herein shall be made without charge to Lender for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by Borrower, and such certificates shall be issued in the name of Lender.

(f) Lender acknowledges that this Note does not entitle Lender, by virtue solely of this Note, to any voting rights or other rights as a holder of any Conversion Interests of Borrower prior to the conversion provided for herein.

(g) Borrower covenants that its issuance of this Note shall constitute full authority to its officers who are charged with the duty of executing certificates to execute and issue the necessary certificates for shares or units of Conversion Interests upon the conversion of this Note.

(h) Conversions are subject to a $200,000.00 minimum conversion amount in the aggregate for this Note and all other Junior Convertible Notes outstanding under the Credit Agreement (or such lesser amount as may be outstanding under this Note and all other Junior Convertible Notes outstanding under the Credit Agreement.)

7. As used in this Note, the following terms shall have the respective meanings indicated below:

“Business Day” means any day on which commercial banks are not authorized or required to close in Houston, Texas.

“Cash Flow” means Cash Flow From Operating Activities, as such term is defined by Statement of Financial Accounting Standards No. 95.

“Credit Agreement” means that certain Credit Agreement dated as of even date herewith among Borrower, Muragai LLC, a Delaware limited liability company (the “Lender Representative”), as Lender Representative and as a Lender, and, the other Lenders a party thereto (collectively, the “Lenders”), as the same may be amended, modified, restated and/or supplemented from time to time.

“Event of Default” has the meaning set forth in the Credit Agreement.

“Junior Convertible Notes” means the Notes (as defined in the Credit Agreement).

“Lender Representative” has the meaning set forth in the Credit Agreement.

“Lien” means any lien, mortgage, security interest, tax lien, financing statement, pledge, charge, hypothecation, assignment, preference, priority or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law or otherwise.

“Loan Documents” means the Credit Agreement, this Note and all security agreements, deeds of trust, pledge agreements, assignments, letters of credit, guaranties, certificates and other instruments, documents, and agreements, if any, executed and delivered pursuant to or in connection with this Note, as such instruments, documents, and agreements may be amended, modified, renewed, extended, or supplemented from time to time.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of Borrower and its subsidiaries, taken as a whole, (b) the ability of Borrower to pay the Obligations or the ability of Borrower or any Guarantor to perform its respective obligations under this Note or any of the other Loan Documents or (c) the validity or enforceability of this Note or any of the other Loan Documents, or the rights or remedies of Lender hereunder or thereunder.

“Maturity Date” means August 21, 2013.

“Maximum Rate” means the maximum rate of nonusurious interest permitted from day to day by applicable law, including Chapter 303 of the Texas Finance Code (the “Code”) (and as the same may be incorporated by reference in other Texas statutes).  To the extent that Chapter 303 of the Code is relevant to any holder of this Note for the purposes of determining the Maximum Rate, each such holder elects to determine such applicable legal rate pursuant to the “weekly ceiling,” from time to time in effect, as referred to and defined in Chapter 303 of the Code; subject, however, to the limitations on such applicable ceiling referred to and defined in the Code, and further subject to any right such holder may have subsequently, under applicable law, to change the method of determining the Maximum Rate.

“Obligations” means (a) all obligations, indebtedness and liabilities of Borrower to Lender, now existing or hereafter arising, including, without limitation, the obligations, indebtedness and liabilities of Borrower under the Credit Agreement, this Note and the other Loan Documents, and (b) all interest accruing thereon and all attorneys’ fees and other expenses incurred in the enforcement or collection thereof.

“Person” means any individual, corporation, limited liability company, business trust, association, company, partnership, joint venture, governmental authority, or other entity.

8. Borrower may prepay this Note, in whole or in part, without premium or penalty, subject to a $500,000.00 minimum prepayment amount in the aggregate for this Note and all other Junior Convertible Notes outstanding under the Credit Agreement (or such lesser amount as may be outstanding in the aggregate under this Note and all other Junior Convertible Notes outstanding under the Credit Agreement) upon the later of, and at any time after the later of, (a) thirty-six (36) months after the date hereof or (b) the achievement by Borrower of positive Cash Flow for three (3) consecutive fiscal quarters.  Prior to any such prepayment Borrower shall give Lender written notice thereof, and Lender shall have thirty (30) days thereafter to convert in accordance with the terms hereof and the Credit Agreement all or any portion of this Note prior to such prepayment.  Any prepayment shall include the payment of all accrued unpaid interest under this Note through the date of any such prepayment.

9. Borrower shall make a mandatory prepayment on this Note from time to time at the demand of the Lender Representative stating that Lenders holding at least fifty-one percent (51%) of the outstanding Obligations have elected to cause Borrower to prepay the Obligations in whole or in part in an amount reasonably determined by Lender Representative (given Borrower’s then available funds) at any time after Borrower has achieved positive Cash Flow for three (3) consecutive fiscal quarters.

10. Borrower shall make a mandatory payment of interest due under this Note from time to time at the demand of Lender Representative in an amount reasonably determined by the Lender Representative (given Borrower’s then available funds) at any time after Borrower has achieved positive Cash Flow for at least one fiscal quarter.

11. At all times while this Note or any part thereof remains outstanding, Borrower will maintain sufficient duly authorized and unissued common shares as may be necessary to permit Lender to effect the conversion of the entire principal balance hereof and accrued interest hereon.

12. All notices and other communications provided for in this Note and the other Loan Documents shall be given as provided in the Credit Agreement.

13. Notwithstanding anything to the contrary contained herein, no provision of this Note shall require the payment or permit the collection of interest in excess of the Maximum Rate.  If any excess of interest in such respect is herein provided for, or shall be adjudicated to be so provided, in this Note or otherwise in connection with this loan transaction, the provisions of this paragraph shall govern and prevail, and neither Borrower nor the sureties, guarantors, successors or assigns of Borrower shall be obligated to pay the excess amount of such interest, or any other excess sum paid for the use, forbearance or detention of sums loaned pursuant hereto.  If for any reason interest in excess of the Maximum Rate shall be deemed charged, required or permitted by any court of competent jurisdiction, any such excess shall be applied as a payment and reduction of the principal of indebtedness evidenced by this Note; and, if the principal amount hereof has been paid in full, any remaining excess shall forthwith be paid to Borrower.  In determining whether or not the interest paid or payable exceeds the Maximum Rate, Borrower and Lender shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the indebtedness evidenced by this Note so that the interest for the entire term does not exceed the Maximum Rate.

14. Upon the occurrence of any Event of Default, Lender Representative may, at its option, (a) declare the entire unpaid principal of and accrued interest on this Note immediately due and payable without notice, demand, presentment, notice of acceleration, notice of intent to accelerate, notice of intent to demand or other formalities of any kind, all of which are hereby waived, and upon such declaration, the same shall become and shall be immediately due and payable, and (b) exercise its rights and remedies as provided in the Credit Agreement and the other Loan Documents.

15. Borrower hereby agrees to pay Lender on demand all reasonable costs and expenses incurred by Lender in connection with the enforcement of this Note or any other Loan Document, including, without limitation, the reasonable fees and expenses of Lender’s legal counsel and (c) all other reasonable costs and expenses incurred by Lender in connection with this Note or any other Loan Document.

16. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.  THIS NOTE IS PERFORMABLE IN HARRIS COUNTY, TEXAS.  ANY ACTION OR PROCEEDING UNDER OR IN CONNECTION WITH THIS NOTE OR ANY LOAN DOCUMENT SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT IN HARRIS COUNTY, TEXAS, AND BORROWER HEREBY SUBMITS TO THE JURISDICTION OF SUCH COURTS.

17. Borrower and each surety, guarantor, endorser, and other party ever liable for payment of any sums of money payable on this Note jointly and severally waive notice, presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, grace, and all other formalities of any kind, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, and any impairment of any collateral securing this Note, all without prejudice to the holder.  The holder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to grant any other indulgences or forbearances whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder.

18. THIS NOTE, AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT BETWEEN BORROWER AND LENDER WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF BORROWER AND LENDER.  THERE ARE NO ORAL AGREEMENTS BETWEEN BORROWER AND LENDER.

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REMOTE KNOWLDEGE, INC.,
a Delaware corporation

By:
Randy S. Bayne, President

[SIGNATURE PAGE TO JUNIOR CONVERTIBLE NOTE _____________]